Exhibit 10.1

REASSIGNMENT NO. 5 OF RECEIVABLES IN REMOVED ASSET POOL ONE ACCOUNTS

REASSIGNMENT NO. 5 OF RECEIVABLES IN REMOVED ASSET POOL ONE ACCOUNTS (this “Reassignment”), dated as of August 4, 2010, by and between CHASE ISSUANCE TRUST, (the “Trust”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Collateral Agent”), pursuant to the Asset Pool One Supplement referred to below.

W I T N E S S E T H:

WHEREAS, the Trust and the Collateral Agent are parties to the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, to the Third Amended and Restated Indenture, dated as of December 19, 2007, (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Asset Pool One Supplement”);

WHEREAS, pursuant to the Asset Pool One Supplement, the Trust wishes to remove from Asset Pool One all Asset Pool One Receivables in certain designated Asset Pool One Accounts (the “Removed Asset Pool One Accounts”) and to cause the Collateral Agent to reassign the Asset Pool One Receivables of such Removed Asset Pool One Accounts, whether now existing or hereafter created, from the Collateral Agent to the Trust; and

WHEREAS the Collateral Agent is willing to accept such designation and to reconvey the Asset Pool One Receivables in the Removed Asset Pool One Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Owner Trustee, on behalf of the Trust, and the Collateral Agent hereby agree as follows:

1.	Defined Terms. All terms defined in the Asset Pool One Supplement and the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended by the First Amendment to the Third Amended and Restated Transfer and Servicing Agreement, dated as of May 8, 2009, and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut Off Date” shall mean, with respect to the Removed Asset Pool One Accounts, June 30, 2010.

“Removal Date” shall mean, with respect to the Removed Asset Pool One Accounts designated hereby, August 4, 2010.

“Removal Notice Date” shall mean, with respect to the Removed Asset Pool One Accounts, July 27, 2010.

2.	Designation of Removed Asset Pool One Accounts. No later than five Business Days after the Removal Date, or as otherwise agreed upon between the Trust and the Collateral Agent, the Trust will deliver to the Collateral Agent a computer file containing a true and complete list of all Removed Asset Pool One Accounts identified by account number and the aggregate amount of Asset Pool One Principal Receivables in each Removed Asset Pool One Account as of the Removal Cut Off Date, which computer file shall as of the Removal Date modify and amend and be made part of the Asset Pool One Supplement.

3.	Conveyance of Receivables. The Collateral Agent does hereby reassign to the Trust, without recourse, on and after the Removal Date, all right, title and interest of the Collateral Agent in, to and under the Asset Pool One Receivables now existing and hereafter created from time to time in the Removed Asset Pool One Accounts identified on Schedule 1 to this Reassignment, all Interchange and Recoveries related thereto, all monies due or to become due (including all Asset Pool One Finance Charge Collections) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

4.	Conditions Precedent. The reassignment hereunder of the Asset Pool One Receivables in the Removed Asset Pool One Accounts and the amendment of the Asset Pool One Supplement pursuant to Section 7 of this Reassignment are each subject to the satisfaction, on or prior to the Removal Date, of the conditions set forth in Section 2.5(b) of the Asset Pool One Supplement.

5.	Representations and Warranties. The Trust hereby represents and warrants to the Collateral Agent as of the Removal Date:

(a)

Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Trust enforceable against the Trust, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)	List of Removed Asset Pool One Accounts. The list of Removed Asset Pool One Accounts is and will be true and complete in all material respects when delivered pursuant to subsection 2.5(b)(ii) of the Asset Pool One Supplement.

6.	Representations and Warranties of the Servicer. No selection procedures believed by the Servicer to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Asset Pool One Accounts to be removed from the Trust and either (I) a random selection procedure was used by the Servicer in selecting the Removed Asset Pool One Accounts and only one such removal of randomly selected Asset Pool One Accounts shall occur in the then current Monthly Period, (II) the Removed Asset Pool One Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Removed Asset Pool One Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Asset Pool One Accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the Trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS No. 140.

7.	Amendment of the Asset Pool One Supplement. The Asset Pool One Supplement is hereby amended to provide that all references therein to the “Asset Pool One Supplement,” to “this Asset Pool One Supplement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Asset Pool One Supplement as supplemented by this Reassignment. All references therein to the Asset Pool One Accounts shall be deemed not to include the Removed Asset Pool One Accounts designated hereunder and all references to Asset Pool One Receivables shall be deemed not to include the Asset Pool One Receivables reassigned hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Asset Pool One Supplement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Asset Pool One Supplement.

8.	Release.

(a)	The Collateral Agent hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against the Trust, any transferee of the Trust and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by the Collateral Agent to, against or in respect of the Removed Collateral.

(b)	In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, the Collateral Agent hereby acknowledges that its interest in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c)	The Collateral Agent acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 8, it being the intent of the Collateral Agent that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by the Collateral Agent to, against or in respect of the Removed Collateral.

9.	Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

10.	GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11.	Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington

Trust Company on behalf of the Trust, not in its individual capacity, but solely in its capacity as Owner Trustee, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Reassignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

12.	Authorization. The Collateral Agent hereby authorizes Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Skadden may determine, in its sole discretion, are necessary or advisable to reflect the reassignment to the Trust pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Skadden may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Trust in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust, and the Collateral Agent have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent,

By:	/s/ Cheryl Zimmerman
Name:	Cheryl Zimmerman
Title:	Vice President

Chase Issuance Trust Reassignment No. 5 – APO

Reassignment No. 5 of Receivables in Removed Asset Pool One Accounts

Schedule 1

REMOVED ASSET POOL ONE ACCOUNTS

[Delivered to the Collateral Agent]